UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 11, 2017

Date of Report (Date of earliest event reported)

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3545 John Hopkins Court, Suite #250 San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 731-8389

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2017, aTyr Pharma, Inc. (the “Company”) and Sanuj K. Ravindran, M.D., the Company’s Chief Business Officer, agreed upon a transition plan whereby Dr. Ravindran will transition from his role as Chief Business Officer to that of a business advisor to the Company.  Dr. Ravindran’s last day of employment with the Company will be December 31, 2017.

To implement this transition, the Company and Dr. Ravindran entered into a Transition Separation Agreement (the “Transition Agreement”) and a Consulting Agreement (the “Consulting Agreement”). Pursuant to the terms of the Transition Agreement, the Company agreed to (i) provide the following benefits: a payment equal to Dr. Ravindran’s annual salary, continuation of certain benefits for one year, and one year acceleration of time-based vesting for outstanding stock options, in each case conditioned upon a general release of claims; (ii) retain Dr. Ravindran as a consultant pursuant to the terms of the Consulting Agreement; and (iii) provide for an extended option exercise period of three months following the termination of services provided under the Consulting Agreement for Dr. Ravindran’s outstanding options.  Pursuant to the terms of the Consulting Agreement, Dr. Ravindran will provide advisory services related to the Company’s business development efforts and investor relations plans through the end of 2018 at a rate of $15,000 per month for the first four months, $10,000 per month for the next four months and $5,000 per month for the final four months.

The foregoing descriptions of the Transition Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Transition Agreement and the Consulting Agreement, which the Company intends to file with the Securities and Exchange Commission as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2017.

On December 11, 2017, Mark Goldberg, M.D. provided the Company with notice of his resignation from the Board of Directors (the “Board”), effective immediately, due to other commitments. Dr. Goldberg’s decision to resign was not a result of a disagreement with management regarding the Company’s operations, policies, practice or otherwise.  Dr. Goldberg has served on the Board since 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ John T. Blake
John T. Blake
Senior Vice President, Finance

Date: December 11, 2017

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